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                                                                   EXHIBIT 10.19

                                 PROMISSORY NOTE

$1,500,000.00                                                    October 1, 2003


     FOR VALUE RECEIVED, HIGHLAND HOSPITALITY CORPORATION, a Maryland corporation (the "Maker"), promises to pay to the order of BRUCE D. WARDINSKI (collectively, the "Holder"), at 5805 Ridings Manor Place, Centreville, Virginia 20120, or at such other place as the Holder of this Note may from time to time designate, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) together with interest on the unpaid principal amount hereof from the date hereof, until paid in full, said interest to be due and payable when the entire balance of this Note shall be due and payable in full, at a rate per annum (computed on the basis of a 360 day year and applied to the actual number of days elapsed in each interest calculation period) equal to eight percent (8%). All interest due and owing hereunder shall be paid on the Maturity Date of this Note.

     This Note evidences a loan made by Holder to Maker in connection with Maker's obligation to reimburse Barcelo Crestline Corporation pursuant to that certain Assignment and Assumption of Agreement of Purchase and Sale between Maker, as assignee, and Barcelo Crestline Corporation, as assignor, dated of even date herewith with respect to the purchase of the San Antonio Marriott hotel.

     The principal amount of this Note together with all interest accrued hereunder shall be due and payable on the date of closing of the underwritten initial public offering of the common shares of Maker to the public (the "Maturity Date"). All payments required hereunder shall be made in lawful money of the United States of America, without offset and free and clear of any and all other defenses, offsets, claims, counterclaims, credits or deductions of any kind.

     The unpaid principal amount of this Note may be prepaid, in whole or in part, at any time and from time to time without premium or penalty upon three
(3) Business Days' prior written notice to the Holder; provided, however, that
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each prepayment must be in a principal amount of at least Five Hundred Thousand and 00/100 Dollars ($500,000.00). Each payment or prepayment made in respect of this Note shall be applied to any principal then due hereunder. Notices of intention to prepay on a specified date shall be irrevocable. No prepayment shall entitle any person to be subrogated to the rights of the Holder unless and until this Note has been indefeasibly paid in full.

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     The occurrence of any one or more of the following shall constitute an
"Event of Default" hereunder:

     (1) Failure to pay any amount of the principal of, or any other sum payable in respect of the debt evidenced by this Note (whether upon maturity hereof, upon any prepayment date for which proper notice has been given, upon acceleration, or otherwise) when such payments are due and payable;

     (2) The Maker shall admit in writing its inability to pay its debts as such debts become due or shall make a general assignment for the benefit of creditors; the Maker shall commence any proceeding or other action seeking reorganization, dissolution, liquidation or any other arrangement of it or its debts under any laws relating to bankruptcy, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any proceeding or other action against the Maker shall be commenced seeking to have an order for relief entered against the Maker as debtor, or seeking reorganization, dissolution or any other arrangement of the Maker or its debts under any laws relating to bankruptcy, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee or other similar official for the Maker or for any substantial part of the property of the Maker, and (i) the Maker shall indicate its consent to or acquiescence in such case, proceeding, or action,
(ii) such proceeding or action results in the entry of an order for relief which is not fully stayed within thirty (30) days after the entry thereof, or (iii) such proceeding or action remains undismissed for a period of thirty (30) days or more or is dismissed or suspended only pursuant to Section 305 of the United States Bankruptcy Code or any corresponding provision of any future United States bankruptcy law; and

     (3) A final judgment shall be rendered by a court of law or equity against the Maker in excess of One Million Dollars ($1,000,000.00), and the same shall remain undischarged for a period of thirty (30) days, unless either (i) such judgment is fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and the Maker has established reserves adequate, in its reasonable judgment, for payment in the event such person or entity is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to the Holder.

     Upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof and any other amounts due hereunder, shall, at the Holder's election be accelerated, and shall be and become immediately due and payable without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and

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remedies exercisable by the Holder upon an Event of Default under this Note or under applicable law, provided that if the occurrence of an Event of Default is due to the failure to pay all amounts due hereunder on the Maturity Date, the Holder's sole remedy shall be to the assets of Maker. Subject to the immediately preceding proviso, failure to exercise remedies under this Note or to pursue remedies under applicable law shall not constitute a waiver of remedies under this Note or remedies under applicable law or of the right to exercise any of the same in the event of any subsequent Event of Default. In no event shall Holder have any remedies or recourse against any (i) affiliate of the Maker, or
(ii) director, member, officer, partner (general or limited), employee or agent of the Maker or of any affiliate of the Maker.

     In the event that the principal amount hereof, or other sum due hereunder is not paid when due in accordance with this Note, the unpaid principal amount evidenced hereby and any other sum due hereunder shall, from the date such payment was due and unpaid until the date of payment in full thereof, bear interest (before and after judgment) at a rate of fifteen percent (15%) per annum (the "Default Rate"), which rate shall commence, without notice, immediately upon the failure to make any such payment when due.

     The Maker promises to pay all reasonable costs and expenses (including without limitation reasonable attorneys' fees and other costs) incurred in connection with the collection hereof and to perform each and every covenant or agreement to be performed by the Maker under this Note.

     Any payment on this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday (i.e., a date that is not a "Business Day") in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

     Each Obligor (which term shall include the Maker and all makers, sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this
Note) under this Note hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release of any Obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor. The pleading of any statute of limitations as a defense to any demand against any Obligor is expressly waived.

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     No single or partial exercise by the Holder of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

     This Note and all agreements between the Maker and the Holder relating hereto are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of money hereunder exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be
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fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Holder shall ever receive interest, or anything which might be deemed interest under applicable law, which would cause the total amount of interest hereunder to exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note (applied to installments of principal in the inverse order of their scheduled maturities) and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note, such excess shall be refunded to the Maker. All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness of the Maker to the Holder shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full on the Maturity Date so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and all other agreements between the Maker and the Holder.

     The Maker hereby declares, represents, and warrants that (i) the Maker is a business or commercial organization and (ii) the indebtedness evidenced hereby is (A) made solely for the purpose to acquire or carry on a business or commercial enterprise and (B) is not secured by residential real property, within the meaning of Md. Code Ann., Com. Lawss. 12-103(e).

     Whenever used herein, the words "Maker" and "Holder" and "Obligor" shall be deemed to include their respective successors and, except as to Maker, assigns.

     This Note shall be governed by and construed under and in accordance with the laws of Maryland (but not including the choice of law rules thereof).

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     All notices and other communications given by the Maker and the Holder to each other with respect to this Note shall be given in writing to the following addresses:

     If to the Holder, to:

     Highland Hospitality Corporation
     8405 Greensboro Drive, Suite 500
     McLean, Virginia 22102
     Attention: General Counsel

     With a copy to:

     Highland Hospitality Corporation
     8405 Greensboro Drive, Suite 500
     McLean, Virginia 22102
     Attention: President and Chief Executive Officer

     If to the Maker, to:

     Bruce D. Wardinski
     5805 Ridings Manor Place
     Centreville, VA 20120

     EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION BETWEEN THE MAKER AND THE HOLDER ARISING OUT OF THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY.

     THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF MARYLAND FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THIS NOTE, EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND, SOUTHERN DIVISION OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

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     IN WITNESS WHEREOF, the undersigned has duly executed this Note, or have caused this Note to be duly executed on its behalf, as of the day and year first hereinabove set forth.

WITNESS/ATTEST                                  HIGHLAND HOSPITALITY CORPORATION

   /s/   Tracy M.J. Colden                 By:   /s/   James L. Francis
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                                                Name:  James L. Francis
                                                Title: President and CEO

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